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Investor/Media Contact:

Todd Markey, Vice President, Investor Relations

Phone: 818-280-6800

tmarkey@irpartnersinc.com

FOR IMMEDIATE RELEASE

APRIL 27, 2016

IMMUNE THERAPEUTICS RECEIVES NAFDAC APPROVAL FOR LODONAL™

IN NIGERIA: APPROVAL FOLLOWS SUCCESSFUL RECENT BRIDGING STUDY

Immune Therapeutics Expects to Generate New Revenue Stream and Contribute to Health Security in Nigeria

ORLANDO, FL – April 27, 2016 – Immune Therapeutics, Inc. (OTCQB: IMUN) (the “Company”), a clinical-stage biotech company providing immunotherapy solutions for the treatment of autoimmune disease and cancer with a focus on emerging nations, today announced that Nigeria’s National Agency for Food and Drug Administration and Control (NAFDAC) has approved its patented Lodonal as an over the counter, non-toxic adjunct therapy in the treatment of HIV/AIDS and immune system regulator.

The receipt of NAFDAC’s approval will enable the Company’s distribution partner, AHAR Pharma, and GB Pharma Holdings, to launch a nationwide marketing and sales program that is expected to generate new and significant revenue channels for the Company. The Company believes that this new sales revenue places it on-track towards achieving profitability and significant future revenue and earnings growth.

NAFDAC is the Nigerian agency under the Federal Ministry of Health that is responsible for regulating and controlling the manufacture, import/export, distribution, sale and use of food and drugs. Its approval for the Company to exclusively market and distribute Lodonal in Nigeria clears the way to complete the registration over the coming weeks.

The NAFDAC approval follows the successful completion of a 90-day bridging study conducted by AHAR Pharma on behalf of the Company in conjunction with State Specialist Hospital in Asubiaro. That study, “A Bridging Study to Evaluate the Effects of ‘Lodonal’ as an Immune-System regulating Agent in Subjects in which Their Immune System is Compromised: Lodonal in the Treatment of Subjects with Human Immuno-Deficiency virus (HIV),” met the primary and secondary endpoints for both efficacy and safety.

Breakthrough Lodonal Results on HIV Patients:

The 90-Day Bridging Study was undertaken at the State Specialist Hospital in Asubiaro, Osogbo, Osun State, Nigeria and the primary objective of this Bridging trial was to confirm that Lodonal had a beneficial effect on the immune system of immune deficient patients and safety. This was a single center, open labeled, randomized, bridging study of a 150 people. The Treatment Group was treated with 4.5 mg of Lodonal nightly in conjunction with antiretroviral. The Control Group was treated with antiretroviral plus placebo. The primary endpoints were efficacy and safety determined by a minimum increase of 25% in the CD4 count with no adverse effects on quality of life.

The results yielded an average 44% increase in CD4 count in the Treatment Group compared with 11% increase for the Control Group and there was no adverse effect on quality of life or opportunistic infections during the trial. The Nigeria trial’s results were consistent with previous clinical trials of LDN.

Due to its favorable cost/benefit, the Company believes Lodonal has large market potential to be the first affordable non-toxic therapy of its kind. It is administered in a single oral dose daily making medical and drug compliance much easier and is designed to produce a significant reduction in opportunistic infections. In addition to affordably improving the quality of patients’ lives, it offers a compelling economic benefit to health care systems.

Dr. Abayomi Oni, the Bridging Study’s local Principal Investigator and Medical Director at State Specialist Hospital Asubiaro, said, “The professionalism in this collaborative endeavor was outstanding and we are pleased to have been part of this international and medically significant accomplishment.”

The Company Expects to Seek Lodonal Approval in other African Nations:

Commenting on its NAFDAC approval for Lodonal, Noreen Griffin, the Company’s Chief Executive Officer stated, “Receiving approval of our affordable non-toxic immunodeficiency treatment Lodonal is a significant company milestone. Supported by a new and growing body of clinical research, we expect Lodonal will be increasingly proven as an effective treatment for patients suffering from a comprised immune system and other autoimmune conditions as it prepares for commercialization.”

Ms. Griffin further stated, “While we finalize the registration process which requires us to file the following documents: Certificate of Pharmaceutical Product, Copy of Manufacturing License, GMP certificate from country of origin, we will focus on distribution throughout Nigeria. Simultaneously we will be working to leverage the successful clinical trial results and NAFDAC approval to expedite the approval and distribution into the many other African nations that have been devastated by HIV/AIDS for the past 17 years.”

The Company’s Agent in Africa, GB Pharma Holdings, will, in partnership with AHAR Pharma spearhead the distribution of Lodonal across Nigeria. Its CEO, Dr. Gloria Herndon said, “We are now poised to finalize the distribution agreement with Fidson Healthcare Plc., one of Nigeria’s leading pharmaceutical companies. As Africa’s leading economy with over 175 million people, Nigeria is an excellent launching platform for Lodonal.”

Ms. Griffin expressed that “…This milestone could never have been reached without a clear regulatory process set forth by NAFDAC and the support and dedication of Dr. Oni and his team at the hospital and the patients that were willing to participate. I wish to thank Dr. Gloria B. Herndon and Dr. Richards Afonja, the International Co- Investigator, again for helping us accomplish this monumental goal...”

About NAFDAC:

NAFDAC was founded in the early 1990s and has been and continues to be at the forefront of the development of effective health-care in Africa. NAFDAC is a Nigerian federal agency under the Federal Ministry of Health that is responsible for regulating and controlling the manufacture, importation, exportation, advertisement, distribution, sale and use of food, drugs, cosmetics, medical devices, chemicals and packaged water and chemicals.

About GB Pharma Holdings:

GB Pharma Holdings is a Washington D.C. global pharmaceutical company with expertise in defining policies, facilitating approvals, distribution and cGMP (current Good Manufacturing Practices) and introducing innovative therapies to Africa. It was established in order to be on the forefront of change and is dedicated to bringing cost effective and quality products to Africa. GB Pharma Holdings is able to link new technologies, science and education together to be a cause for good. Its core focus is twofold; manufacturing cGMP quality pharmaceuticals and helping existing government agencies develop testing and regulations to purge counterfeit and sub-potent products out of their respective countries.

About American Hospitals and Resort:

Dr. Richards Afonja, a Hematologist/Oncologist, living and working in New Jersey and Nigeria with over 28 years of experience, is the founder of American Hospitals & Resort (AHAR), a cancer and blood disorder treatment center (americanhospitals.org) that has been delivering high quality healthcare in Nigeria since 2007. AHAR Pharma is the associated pharmaceutical company, that operates in the West and East Africa markets. AHAR specializes in branded medicines and seeks to improve the lives of patients suffering from infectious diseases. Associated organizations include Paterson Medical Services Corp, Colfax Oncology, Inc. and Princeton Health Care, which is an HMO that has been operating in Nigeria since 2000.

About the Company:

The Company is a biotechnology company working to combat chronic, life-threatening diseases through the activation and modulation of the body’s immune system using its patented immunotherapies. Its products and immunotherapy technologies are designed to harness the power of the immune system to improve the treatment of cancer, infections such as HIV/AIDS, chronic inflammatory and autoimmune diseases.

The Company’s proprietary technology, therapies and patents include the treatment of a wide range of cancers. Its most advanced clinical programs involve immunotherapy with met-enkephalin (MENK) (sometimes referred to as opioid growth factor) and its Low Dose Naltrexone product (LDN) or Lodonal, which have been shown to stimulate the immune system even in patients with advanced cancer.

Forward Looking Statements

This release may contain forward-looking statements. Actual results may differ from those projected due to a number of risks and uncertainties, including, but not limited to the possibility that some or all of the matters and transactions considered by the Company may not proceed as contemplated, and by all other matters specified in the Company’s filings with the Securities and Exchange Commission. These statements are made based upon current expectations that are subject to risk and uncertainty. The Company does not undertake to update forward-looking statements in this news release to reflect actual results, changes in assumptions or changes in other factors affecting such forward-looking information. Assumptions and other information that could cause results to differ from those set forth in the forward-looking information can be found in the Company’s filings with the Securities and Exchange Commission, including its recent periodic reports.